Exhibit 5.1

February 23, 2021

Matter No.: 957965

+1 284 852 1129

Nicholas.kuria@conyers.com

Despegar.com, Corp.

Commerce House

Wickhams Cay 1

Road Town, Tortola

British Virgin Islands

Dear Sirs

Re: Registration Statement on Form F-3 of Despegar.com, Corp. (the “Company”)

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with a registration statement on form F-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 23, 2021 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares without par value of the Company (“Common Shares”), which term includes any common shares to be issued pursuant to the conversion, exchange or exercise of any other securities of the Company).

DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed:

(1) a copy of the memorandum of association and the articles of association of the Company (together, the “Constitutional Documents”), each certified by the Registered Agent of the Company on February 16, 2021;

(2) copies of written resolutions of its directors dated August 20, 2020 and copies of written resolutions of its directors dated September 16, 2020 (together, the “Resolutions”); and

(3) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

ASSUMPTIONS

We have assumed:

(1) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(2) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

(3) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

(4) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended;

(5) that the Company will issue the Common Shares in furtherance of its objects as set out in its memorandum of association;

(6) that the Constitutional Documents will not be amended in any manner that would affect the opinions set forth herein;

(7) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein;

(8) that the Company will have a sufficient number of authorised shares to effect the issue of any of the Common Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any other securities of the Company;

(9) that the form and terms of the Common Shares will not violate the memorandum of association or articles of association of the Company nor any applicable law, regulation, order or decree in the British Virgin Islands;

(10) that all necessary corporate action will be taken to authorise and approve any issuance of the Common Shares, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(11) that the applicable purchase, underwriting or similar agreement and any other agreement or other document relating to the Common Shares will be valid and binding in accordance with its terms pursuant to its governing law;

(12) that the issuance and sale of and payment for the Common Shares will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board of Directors, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto);

(13) that, upon the issue of the Common Shares, the Company will receive consideration for the full issue price thereof; and

(14) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Common Shares, and the due execution and delivery thereof by each party thereto.

QUALIFICATIONS

(1) The obligations of the Company in connection with the Common Shares or other agreement or document relating thereto:

(i) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(ii) will be subject to statutory limitation of the time within which proceedings may be brought;

(iii) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(iv) may not be given effect to by a British Virgin Islands court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(v) may not be given effect by a British Virgin Islands court to the extent that they are to be performed in a jurisdiction outside the British Virgin Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a British Virgin Islands court has inherent discretion to stay or allow proceedings in the British Virgin Islands courts.

(2) “Non-assessability” is not a legal concept under British Virgin Islands law, but when we describe the Common Shares herein as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Common Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Constitutional Documents after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Common Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

(3) We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

OPINION

On the basis of and subject to the foregoing we are of the opinion that:

(1) The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any the British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

(2) Upon the due issuance of Common Shares and payment of the consideration therefor, such Common Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman